Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.

Calabasas, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2007, relating to the consolidated financial statements of Aspyra, Inc., appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Calabasas, California
May 2, 2008